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                                                                      Exhibit 10


                                TECO ENERGY, INC.
               VOLUNTARY RETIREMENT AGREEMENT AND GENERAL RELEASE

         THIS VOLUNTARY RETIREMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into this ________ day of _________________________, 2000, by and between TECO ENERGY, INC. (the
"Company"), the principal place of business which is located at 702 North Franklin Street, Tampa, Florida 33602 and ROGER A. DUNN (the "OFFICER"), residing at 1004 Siwanoy Street, Tampa, Florida 33629.

         WHEREAS, the Officer is currently employed in the position of Vice President-Human Resources; and

         WHEREAS, the Company intends to eliminate the position as presently constituted; and

         WHEREAS, after 6 years of credited employment with and service to TECO ENERGY, INC., the Officer has elected to retire commencing July 1, 2001, and;

         WHEREAS, in recognition of the Officer's service, the Company desires to extend to the Officer certain payments and benefits in order to effect a just retirement of the Officer; and

         WHEREAS, the parties have mutually agreed to enter into the following Voluntary Retirement Agreement and General Release (the "Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

         1.       SCOPE OF EMPLOYMENT

                  (a) The Officer will remain employed as a regular full-time employee of the Company from the date of this Agreement until the close of business on December 31, 2000 (the "Employment Period").

                  (b) The Officer shall perform those duties for the Company as he is specifically assigned by the Chairman, President and Chief Executive Officer or his designee within the Company or its affiliates and can expect to be called upon to perform duties during the transition period. Coincident with the Officer's execution of this Agreement, the Officer agrees to submit his resignation as an Officer of the Company, effective December 31, 2000, by execution and delivery of the resignation letter(s) dated as of the date of signing this Agreement and attached hereto as Exhibit A.

                  (c) At the end of the Employment Period the Officer shall be placed on a "Temporary Layoff" until such time as the Company recalls the Officer to return to work, the Officer retires or the Officer otherwise terminates his employment with the Company, which period shall not extend beyond June 30, 2001 (the "Temporary Layoff Period").



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         2.       RETIREMENT DATE

                  (a) The Officer hereby notifies Company of his intention to apply for retirement and hereby elects to retire on July 1, 2001 (the "Retirement Date").

         3.       COMPENSATION AND BENEFITS

                  (a) From the date of this Agreement up through the end of the Employment Period, the Officer shall continue to receive his bi-weekly base salary at the same time and manner as other similarly situated employees and shall remain eligible for all of the Company's employee benefit plans in accordance with their terms. Contributions to such plans will be deducted from the Employee's salary as required by the Plans or as requested by the Officer.

                  (b) During the Temporary Layoff Period, the Officer shall not be paid. During the Temporary Layoff Period, the Officer will continue to be covered by all of the Company's medical, dental and life insurance. Officer will be billed by Company for Officer's contribution. Additional contributions will not be made to the TECO Energy Retirement Savings Plan.

                  (c) During the month of January 2001, the Company shall pay to the Officer a lump-sum payment equivalent to the present value of the enhanced portion of retirement benefits under the Officer?s Supplemental Executive Retirement Plan (the "SERP"). The enhanced portion represents two years added to the Officer's age and two years added to the Officer's length of service, calculated based on projected earnings through 2000 (exclusive of Annual Incentive Plan payment). The payment made to the Officer shall be reduced to reflect the withholding of required FICA and federal withholding taxes.

                  (d) During the month of January 2001, the Company shall pay the Officer a one-time lump sum payment equal to one and one-half (1 1/2) year's base salary and target bonus. The payment made to the Officer shall Be reduced to reflect the withholding of required FICA and federal withholding taxes.

                  (e) Commencing on the Officer's Retirement Date, the Officer shall be entitled to all retirement and associated benefits due such Officer pursuant to Company's retirement and other benefit plans (the "Plans"). Nothing contained herein shall be construed to affect the Officer's rights as a retiree under such Plans.

                  (f) The Officer shall be entitled to receive payment of his 2000 bonus in the same month payment is made to similarly situated officers. Such payment will be reduced by the normal amount of the Officer's contributions to his flexible spending account election. Additionally, the payment to the Officer shall be reduced to reflect the withholding of required FICA and federal withholding taxes.

                  (g) All of the Officer's outstanding TECO Energy, Inc. stock options shall vest as of the date hereof and shall remain exercisable by the Officer at any time on or before the expiration date specified for each applicable stock option grant, in accordance with the provisions of such grant.

                  (h) The restrictions upon the restricted stock granted to the Officer in 1996, 1997 and 1998 under the TECO Energy, Inc. 1996 Equity Incentive Plan shall terminate, and all of such




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restricted stock shall vest for the benefit of the Officer as of the date hereof subject to the provisions of such plan.

                  (i) The Officer shall be entitled to a prorated final payout (service through December 31, 2000) as of the date hereof of the performance shares granted to Officer in 2000 (including the 2000 replacement grants) for the Performance Period which shall end on October 18, 2000.

                  (j) The Officer shall be entitled to the reimbursement for tax preparation for tax years 2000 and 2001 in a similar amount and manner as Officer has received in the past.

         4.       CONFIDENTIALITY AND OTHER CONDUCT

                  (a) The Officer recognizes and acknowledges that during the course of his employment with the Company, he has been exposed to, has had access to, and has had disclosed to him information and material developed specifically by and for the benefit of the Company and sensitive and/or proprietary information, business planning and operations information, strategic, financial, business and plant security information, business practices and procedures, and specific Company procedures related thereto and to other matters, including without limitation trade secrets, trademarks, service marks, trademarked and copyrighted material, patents, patents pending, financial and data processing information, data bases, interfaces, and/or source codes, Company procedures, specifications, commercial information or other Company or Customer records as described in Administrative Policies I.8.7. and 001, including any information or material, belonging to others which has been provided to the Company on a confidential basis, all of which are hereinafter referred to as "Confidential Information."

                  (b) The Officer agrees to maintain, in strict confidence, the Confidential Information and agrees not to disclose the Confidential Information or the fact of, the terms of or the amount of the consideration paid as part of this Agreement and General Release to any third party or to use same to benefit himself or any third party. The Officer shall be prohibited from using, duplicating, reproducing, copying, distributing, disclosing such Confidential Information regardless of form or purpose, including without limitation, verbal disclosure, data, documents, electronic media or any other media form. The Officer agrees to abide by the non-disclosure and non-use obligations relating to Company records, information, and property contained in the Company's Standards of Integrity.

                  (c) The restrictions on the Officer's disclosure of Confidential Information set out herein do not apply to such information which
(i) is now, or which hereafter, through no act or failure to act on the part of the Officer, becomes generally known or available to the public; or (ii) is required to be disclosed by a court of competent jurisdiction or by an administrative or quasi-judicial body having jurisdiction over the subject matter after the Officer has given the Company reasonable prior notice of such disclosure requirement.

                  (d) The Officer agrees to conduct himself in all actions or conduct relating to the Company in a manner consistent with existing Company policy and to refrain from engaging in any conduct which holds the Company up to ridicule in the community or which jeopardizes or adversely affects the business or reputation of the Company.

                  (e) For the purpose of this Section the term "Company" shall mean TECO Energy, Inc., Tampa Electric Company, and all of their subsidiaries and affiliates.




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         5.       RELEASE OF CLAIMS

                  (a) For and in consideration of the payments and increased benefits made to the Officer pursuant to Section 3. hereof, the Officer, for himself, his heirs, executors, administrators, successors and assigns acknowledges that the payments being made as consideration are in addition to anything of value to which he is entitled and accordingly hereby releases and agrees to hold harmless the Company (which, for purposes of this section includes the Company, subsidiaries, and any agent, officer, director or employee thereof) from all claims, rights, causes of action or liabilities of whatever nature, whether at law or in equity, or damages (compensatory, consequential or punitive) against the Company which the Officer, his heirs, executors, administrators, successors, and assigns, may now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing, whatsoever, which has happened, developed or occurred on or before the date of this Agreement, arising out of Officer's employment with or termination of employment from the Company or retirement hereunder, including, but not limited to, claims for wrongful termination, discrimination, retaliation, invasion of privacy, defamation, slander, and/or intentional infliction of emotional distress any rights to a grievance proceeding and those arising under any federal, state, or local discrimination or civil rights or labor laws and/or rules or regulations, and/or common law, whether in contract or in tort, as they relate to the employment relationship of the Officer/Employer (including without limitation claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act (29 USC ss.626), Title VII of the Civil Rights Act of 1964, Worker Adjustment and Retraining Notification Act (29 USC ss.2101-2109), or the Employee Retirement Income Security Act, as such laws have been or may be amended from time to time).

                  (b) The Company and the Officer agree that by entering into this Agreement the Officer does not waive claims that may arise after the date of execution of this Agreement.

                  (c) The Officer acknowledges and agrees that this Agreement shall not be construed as an admission by Company of any improper or unlawful actions or of any wrongdoing whatsoever against Officer or any other persons, and Company expressly denies any wrongdoing whatsoever against Officer or any other employee.

                  (d) For the purposes of this Section, "Company" shall include TECO Energy, Inc., Tampa Electric Company, their subsidiaries and affiliates, and any agent, officer, director, or employee thereof.

         6.       REMEDY AT LAW INSUFFICIENT

         Officer acknowledges that damages at law will be an insufficient remedy if Officer violates the terms of this Agreement, and that the Company would suffer a decrease in value and irreparable damage as a result of such violation. Accordingly, on a violation of any of the covenants set forth herein, particularly those contained in Section 4., the Company, without excluding or limiting any other available remedy, shall be entitled to the following remedies:

         (1) Upon posting a reasonable bond and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Officer, automatic entry by a court in accordance with Florida Statute ss.542.335(1)(j) having jurisdiction of an order granting an injunction or specific performance compelling Officer to comply with that obligation, without proof of monetary damage or an inadequate remedy at law; and




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         (2) Reimbursement of all costs and expenses incurred by the Company in enforcing those obligations or otherwise defending or prosecuting any litigation arising out of Officer's obligations, including premiums for bonds, fees for experts and investigators, and legal fees, cost, and expenses incurred before a lawsuit is filed and in trial, appellate, bankruptcy and judgment-execution proceedings.

         The foregoing remedies are cumulative to all other remedies afforded by law or in equity, and the Company may exercise any such remedy concurrently, independently or successively. If for any reason a court of competent jurisdiction determines that the Company is not entitled to an injunction based on a breach of a material obligation under this Agreement as described above, Officer shall pay to the Company as liquidated damages, on demand in immediately available legal tender of the United States of America, a sum equal to all profits, remuneration, or other consideration Officer gains from all activities in breach or contravention of any of Officer's obligations.

         7.       SURVIVAL

         Neither completion of payments hereunder nor termination of this Agreement shall be deemed to relieve Officer or Company of any rights or obligations hereunder which by their very nature survive the completion of payments by the Company, including without limitation, Sections 4., 5. and 6. hereof.

         8.       ENTIRE AGREEMENT

         The Officer acknowledges and agrees that this Agreement contains the entire agreement between himself and Company and that no statements or promises have been made by either party concerning the contents of this Agreement other than as expressly contained in this document.

         9.       EFFECTIVE DATE

         This Agreement will be governed by the Laws of the State of Florida and shall become effective at the close of business on the seventh day following the execution and delivery of the Agreement by the Officer (the "Rescission Period"). At any time during the Rescission Period, the Officer may rescind this Agreement by giving written notice to the Company at its Human Resources Department.




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         10.      STATEMENT OF UNDERSTANDING

         THE OFFICER ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, KNOWS AND UNDERSTANDS THE CONTENTS CONTAINED IN IT, HAS BEEN GIVEN THE OPPORTUNITY TO CONSIDER THE AGREEMENT FOR TWENTY-ONE (21) DAYS, THE COMPANY HAS ADVISED HIM TO CONSULT AN ATTORNEY AND HE HAS BEEN GIVEN THE OPPORTUNITY TO DO SO. FURTHER, THE OFFICER UNDERSTANDS THAT HE MAY RESCIND THIS AGREEMENT AT ANY TIME DURING THE SEVEN (7) DAYS IMMEDIATELY FOLLOWING EXECUTION. THE OFFICER DOES FREELY AND VOLUNTARILY ASSENT TO ALL OF ITS TERMS AND CONDITIONS AND SIGNS THIS AGREEMENT AS HIS OWN FREE ACT.

If the Officer chooses to waive the 21 day requirement, please indicate by initialing and dating the following paragraph in the space provided in the left margin.

-------     THE OFFICER DOES HEREBY WAIVE THE TWENTY-ONE (21) DAY PERIOD TO
Initial     CONSIDER THIS AGREEMENT AS REQUIRED UNDER THE OLDER WORKERS' BENEFIT
-------     PROTECTION ACT (29 USC ss.626). FURTHER, THE OFFICER UNDERSTANDS
THAT HE MAY RESCIND Date THIS AGREEMENT AT ANY TIME DURING THE SEVEN (7) DAYS IMMEDIATELY FOLLOWING EXECUTION.

         IN WITNESS WHEREOF, TECO ENERGY, INC. and ROGER A. DUNN have caused this instrument to be executed in Tampa, Florida as of the date first written above.


WITNESSES: TECO ENERGY, INC.,
                                            A FLORIDA CORPORATION

                                            BY: /s/
---------------------------------               --------------------------------
                                                Robert D. Fagan
---------------------------------               Chairman, President and
                                                Chief Executive Officer


                          CAUTION! READ BEFORE SIGNING


                                            BY: /s/
---------------------------------               --------------------------------
                                                Roger A. Dunn
---------------------------------               DATE SIGNED:
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